Exhibit 107

Calculation of Filing Fee Tables

Form F-10

(Form Type)

Digihost Technology Inc.

(Exact Name of Registrant as Specified in Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Subordinate Voting Shares
	Other	Warrants
	Other	Subscription Receipts
	Other	Units
	Debt	Debt Securities
	Other	Share Purchase Contracts
	Unallocated (Universal) Shelf	___	457(o)	US $250,000,000(1)	N/A (1)(2)	US $250,000,000	$0.0000927	US $23,175
Fees Previously Paid	Equity	Subordinate Voting Shares
	Other	Warrants
	Other	Subscription Receipts
	Other	Units
	Debt	Debt Securities
	Other	Share Purchase Contracts
	Unallocated (Universal) Shelf	___
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					US $250,000,000		US $23,175
	Total Fees Previously Paid							US $0
	Total Fee Offsets							US $0
	Net Fee Due							US $23,175

(1)	There are being registered under this Registration Statement such indeterminate number of subordinate voting shares, warrants, subscription receipts, units, debt securities and share purchase contracts of Digihost Technology Inc. (the “Registrant”) as shall have an aggregate initial offering price not to exceed US$250,000,000 (or its equivalent thereof in Canadian dollars). The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement. There is also being registered hereunder an indeterminate number of subordinate voting shares, warrants, subscription receipts, units, debt securities and share purchase contracts of the Registrant as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance, including such securities as may be issued pursuant to anti-dilution adjustments determined at the time of offering.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.